Exhibit 9(b)

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK NY 10019 (212) 839 5300 (212) 839 5599 FAX	| | | | | | | |	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC

FOUNDED 1866
July 10, 2006

Merrill Lynch Municipal Bond Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536

Ladies and Gentlemen:

        We have acted as counsel for Merrill Lynch Municipal Bond Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), in connection with the organization of High Yield Portfolio (the “Portfolio”), a portfolio of the Fund. This opinion is being furnished in connection with the registration of shares of common stock, par value $0.10 per share, of the Portfolio (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Fund’s registration statement on Form N-1A (File No. 2-57354), as amended (the “Registration Statement”), under the Securities Act.

        As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter and By-Laws of the Fund, each as amended to date, and such other documents as we have deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement against payment of the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships